UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2009

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Glenlake Parkway, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-418-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 11, 2009, the Board of Directors of Newell Rubbermaid Inc. (the "Company") amended the Long-Term Incentive Plan (the "LTIP") previously adopted in February 2008. The following is a description of the amended LTIP. The LTIP provides a methodology for determining the amount of stock options and restricted stock units made to key employees in 2009 and subsequent years under the Company's 2003 Stock Plan, as amended and restated effective as of February 8, 2006 and further amended August 9, 2006. The program is intended to provide eligible employees long-term incentive compensation with a target value based on a percentage of an employee’s base salary. Of this value, 20% is paid in an award of non-qualified stock options, 40% is paid in an award of time-based restricted stock units, and 40% is paid in an award of performance-based restricted stock units.

The number of shares of common stock subject to stock options granted to each participant is determined by dividing 20% of the participant’s target value by the value of the stock option, as determined by applying the same Black-Scholes valuation methodology used for FAS 123(R) purposes. The stock options vest on the third anniversary of the grant date.

The number of time-based restricted stock units granted to each participant is determined by dividing 40% of the participant’s target value by an amount equal to the fair market value of the common stock on the date of grant. These restricted stock units generally vest on the third anniversary of the date of grant. At the end of the vesting period, a participant will receive a share of common stock for each restricted stock unit that has vested.

The number of performance-based restricted stock units granted to each participant is determined by dividing 40% of the participant’s target value by an amount equal to the fair market value of the common stock on the date of grant. These restricted stock units also generally vest on the third anniversary of the date of grant. The performance-based restricted stock unit grants are subject to a performance goal based on the Company's total shareholder return relative to the total shareholder return of companies in a comparator group over the three-year vesting period. At the end of the vesting period, the number of restricted stock units, and thus the number of shares of common stock actually issued to the participant, will be adjusted depending on the level of achievement of the total shareholder return performance goal, to a maximum of 200% of the initial number of performance-based restricted stock units granted and a minimum of 0% of the initial number of performance-based restricted stock units granted.

Upon the payment of any dividend on the Company’s common stock, the holder of an unvested time-based restricted stock unit will receive cash equal in value to such dividend, a dividend equivalent, at such time the dividend is paid to holders of common stock. However, the holder of a performance-based restricted stock unit will not receive dividend equivalents. Rather, all such dividend equivalents will be credited to an account for the holder, and will not be paid until such time as the applicable performance criteria are met and the performance-based restricted stock unit vests.

A complete copy of the LTIP is filed with this Current Report as Exhibit 10.1 and incorporated herein by this reference. The Board also approved a form of Restricted Stock Unit Agreement for use pursuant to the LTIP which is filed with this Current Report as Exhibit 10.2 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Newell Rubbermaid Inc. Long Term Incentive Plan

Exhibit 10.2 Form of Restricted Stock Unit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

February 17, 2009	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Newell Rubbermaid Inc. Long Term Incentive Plan
10.2	Restricted Stock Unit Award Agreement